Exhibit 10.10

Supplementary Agreement

The Contracting Parties:

Shenzhen Wuxin Technology Co., Ltd. (hereinafter referred to as “Party A”)

Shenzhen Smoore Technology Co., Ltd. (hereinafter referred to as “Party B”)

This Agreement is made and entered into by and between the Parties pursuant to the Exclusive Smoore Factory Cooperation Agreement (hereinafter referred to as the “Original Agreement”) signed by the Parties on October 24, 2019. For the Parties intend to add and revise part of the Original Agreement, this Agreement is hereby made through consultation, with which the Parties shall comply.

1.              Supplementary Provisions

The Parties agree that Party B shall assist Party A in handling the qualification and registration matters related to the Smoore Factory of Party A, and if the business is affected by problems with the qualification or certification of the Smoore Factory, Party B agrees to give priority to adjust the production capacity and production line for Party A immediately within 1 working day in order to ensure that Party A can still enjoy the same production capacity and the business is not affected.

2.              Term

This Agreement shall come into effect on the date of execution by both Parties, and it shall terminate and lose effectiveness upon expiration or termination of the Original Agreement.

3.              Effectiveness of the Terms of this Agreement

The terms of this Agreement shall be deemed as part of the Original Agreement; unless otherwise expressly provided in this Agreement, the provisions of the Original Agreement shall be complied with. In case of any conflict between the terms of this Agreement and the Original Agreement in terms of content or application, the provisions of this Agreement shall prevail. In addition, the remaining provisions of the Original Agreement shall remain in effect. Unless otherwise provided in this Agreement, the terms used in this Agreement shall have the same meaning as those used in the Original Agreement.

4.              Counterparts

This Agreement is made in duplicate, with one counterpart held by each Party respectively.

The Contracting Parties

Party A:	Party B:

Shenzhen Wuxin Technology Co., Ltd. (Seal)	Shenzhen Smoore Technology Co., Ltd. (Seal)

/s/ Shenzhen Wuxin Technology Co., Ltd.	/s/ Shenzhen Smoore Technology Co., Ltd.

Authorized Representative:	Authorized Representative:

Address:	Address:

Signing Date: September 1, 2020